SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 6, 2001



                            Chateau Communities, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)



          Maryland                     1-12496                  38-3132038
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(State or Other Jurisdiction         (Commission              (IRS Employer
        of Formation)                File Number)         Identification Number)

           6160 South Syracuse Way, Greenwood Village, Colorado 80111
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          (Address of Principal Executive Offices, Including Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 741-3707
                                 --------------

                                       N/A
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          (Former Name of Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS


         On June 7, 2001, Registrant announced that it had signed an Agreement and Plan of Merger, dated as of June 6, 2001 (the "Merger Agreement"), among Registrant, CP Limited Partnership, a Maryland limited partnership ("CP LP") which is majority-owned by Registrant, certain related merger subsidiaries, CWS Communities Trust, a Maryland real estate investment trust ("CWS"), CWS Communities LP, a Delaware limited partnership ("CWS LP") which is majority-owned by CWS and Security Capital Manufactured Housing Incorporated, a Delaware corporation and an indirect wholly-owned subsidiary of Security Capital Group Incorporated, a Maryland corporation. The Merger Agreement, together with other agreements executed in connection with the Merger Agreement, contemplates an acquisition by CP LP of CWS and CWS LP.

         The CWS portfolio consists of 46 properties, with 16,600 home sites in 12 states. The majority of these properties are located in Florida (41%), Georgia (17%) and Texas (21%). In addition, CWS owns 1,518 expansion sites available for future development and three RV communities with 481 RV sites.

         Total consideration for the acquisition will be approximately $570 million, consisting of approximately $325 million in cash, the assumption of approximately $180 million of liabilities, including approximately $160 million in mortgage financing and the issuance in a private placement of approximately $65 million of units of limited partner interest of CP LP (the "CP LP Units"). The actual number of CP LP Units issued will depend on the 20-day average trading price of Registrant's common stock following the date of the Merger Agreement, not to exceed $31.25 or to be less than $29.25 per share.

         Consummation of the acquisition contemplated by the Merger Agreement is subject to customary conditions, including receipt of mortgage consents and closing of the financing needed for the cash portion of the purchase price. Initial financing for the cash portion is expected to be through proceeds from an acquisition facility to be provided by Bank One, N.A., which has issued a commitment letter to Registrant covering this facility. No shareholder approvals are required in connection with the acquisition.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
              AND EXHIBITS

         (a)      Financial Statements - None

         (b)      Pro Forma Financial Information - None

         (c)      Exhibits - None




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      Date:  June 12, 2001             CHATEAU COMMUNITIES, INC.


                                       By:/s/ Tamara D. Fischer
                                          ---------------------
                                       Name:  Tamara D. Fischer
                                       Title: Executive Vice President and Chief
                                              Financial Officer